EXHIBIT 4.3 - ADDENDUM NO.6 TO INVESTMENT AGREEMENT DATED AUGUST 21, 2002

                                   Addendum #6
               To an Agreement made and entered on 16 January 2000

          Made and entered on this 21 day of August 2002, by and among:


 Activepoint Ltd.
 Company No. 51-0255867-7
 Poleg Industrial Park, Giborei Israel 20, Netanya, Israel, 42504
(Hereinafter: the "COMPANY")

 and

 Onn Tavor
 I.D. 056148745
 of 10 Bet Shammai St., Ramat Hasharon
(Hereinafter the "FOUNDER")

 and

 Topschutter Holding B. V.
 c/o Mr. Jean Paul Croisier, 61 Rue du Rhone
Geneve, Switzerland
 (Hereinafter the "INVESTOR")

 and

 SHIR H.Y.E.R. Holdings Ltd. c/o Dr. Zeev Holender
 40 Montefiori st', Tel Aviv
 (Hereinafter the "SHIR H. Y.E.R.")

WHEREAS, The Company, the Founder and the Investor have previously executed an Agreement dated January 16, 2000 (the "INVESTMENT AGREEMENT") and an Addendum thereto dated May 28,2000 (the "FIRST ADDENDUM"), a second Addendum thereto dated February 01, 2001 (the "SECOND ADDENDUM"), and a third Addendum thereto dated July 29, 2001 (the "THIRD ADDENDUM"), and a fourth Addendum thereto dated

December 10, 2001 (the "FOURTH ADDENDUM") and a fifth Addendum thereto dated June -' 2002 (the "FIFTH ADDENDUM") (the Investment Agreement, and the First, Second, Third, Fourth and Fifth Addendums shall be hereinafter referred to jointly as the "AGREEMENT"); and

WHEREAS, the Company, the Founder and the Investor wish to add to and/or amend the provisions of the Agreement, as set forth hereinafter in this sixth addendum (the" ADDENDUM"); and

WHEREAS, SHIR H.Y.E.R. is a shareholder of the Company and has previously invested funds in the Company; and

WHEREAS, SHIR H.Y.E.R. agreed to provide a loan to the Company, as set forth in this Addendum;

NOW, THEREFORE, in consideration of the premises, mutual agreements and covenants set forth below, the Parties agree:

1. Unless the context compels otherwise, the terms used in this Addendum shall bear the meanings ascribed thereto in the Agreement.

2. The Company and the Founder represent that upon completion of the investment stipulated under the Fifth Addendum by the Investor and the investment stipulated under the agreement entitled "Addendum 5A" with SHIR HY.E.R., and prior to the execution of the transaction stipulated herein, and further, prior to any additional investment or loan undertaken by the Investor and SHIR H.Y.E.R. with the approval of the Founder as detailed herein, the holdings of the Company's share capital, on a fully diluted basis, shall be as listed hereunder (all Company shares bear a par value of NIS 0.1):



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


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  NAME OF SHAREHOLDER                                  HOLDINGS
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
  a. The Founder 14,426 Ordinary Shares
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  b. The Investor                                      2750   Ordinary    Shares;   29,235   Preferred
                                                       Shares.
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  c. Target Technology Center                             1500 Ordinary Shares (out of which      1000
                                                               are  held   in   trust  for   Company
                                                       shares
                                                       employees, and an additional 125 shares were I
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                                                       held in trust for Mr. Azriel Kadim, and are to
                                                       be transferred
                                                       thereto).
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 d. Daniel Eini 250 Ordinary Shares
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 e. Yitzhak Turkeltaub 250 Ordinary Shares
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 f. SHIR H.Y.E.R. Holdings Ltd.                        250 Ordinary Shares; 1,639 Preferred Shares
-------------------------------------------------------------------------------------------------------
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 g. Y.E.R.H Trusts Ltd.                                159 Ordinary Shares
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 h. Dr. Sydney O'Hara                                  986 Ordinary Shares
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 i. M. Porath & Co. Trust Company (1995)               1,550 Ordinary Shares
 Ltd.
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 j. Christopher Gare                                   Vested with option to purchase 64 Ordinary
                                                      Shares at par value.
                                                                to     purchase  an   additional   128
                                                       Options
                                                          Ordinary Shares in the aggregate, at     par
                                                       value, will   vest  m    accordance   with  the
                                                          .. of the
                                                      Company's
                                                      agreement
                                                      provisions
                                                      therewith.
-------------------------------------------------------------------------------------------------------

 Besides the foregoing, there are no additional outstanding Company shares, options to purchase shares, or other securities of any kind.

3. In addition to the Investor's previous investments in the Company, the Investor hereby undertakes to provide a further loan to the Company up to the amount of $75,000 (seventy five thousand dollars) (the "Investor's Loan") subject to and pursuant with the provisions hereof. The Investor Loan is intended to be used by the Company to finance the operations of the Company, and shall be used consistent with a budget to be prepared by the Company in conjunction with the Investor's representative (notwithstanding the foregoing, the Company shall have the overriding right to supervise and oversee the allocation of the Investor's Loan funds, to have access thereto, and to determine how they shall be expended, including, inter alia, to determine that a portion of the funds be utilized for different Company requirements, such as travel expenditures, etc., subject to the Investor's approval at all times).
 The Investor will convey the Investor's Loan to the Company not later than by August 30, 2002

 4. The Company shall issue the Investor a total of 127,185 Preferred Company Shares at their nominal value (NIS 0.1) (CONSEQUENT TO WHICH, UPON COMPLETION OF ALL THE SHARE ISSUANCES CONTEMPLATED IN THIS ADDENDUM, THE HOLDINGS OF THE INVESTOR IN THE COMPANY SHALL COMPRISE 67.01% OF THE OUTSTANDING SHARE CAPITAL OF THE COMPANY, ON A FULLY DILUTED BASIS), which shall be issued thereto forthwith upon the execution of the Investor's Loan.

5. In addition to the foregoing, the Investor shall likewise be entitled to receive the following: Subject to any taxes and mandatory payments imposed on the Company (such as royalties due to the Israeli chief scientist), 25% of all amounts, in excess of an initial sum of U.S. $100,000 which is to remain in the Company, up to a total amount equaling the sums of the loans actually extended by the Investor under the Fourth Addendum, the Fifth Addendum, and this Sixth Addendum, i.e. up to a possible TOTAL of U.S. $255,000, a sum comprised of the nominal sum of the actual total of the Investor's Loan (i.e. up to a potential total of U.S. $75,000) plus the nominal sums of the loans actually granted to the Company pursuant to the Fourth Addendum (i.e. U.S.$135,000) and the Fifth Addendum (i.e. U.S. $45,000), all such sums free of any interest and/or adjustment of any kind (the "Investor's Loan Repayment"). All such sums accrued on account of the Investors Loan Repayment shall be transferred to the Investor immediately (within fourteen (14) working days) upon their actual receipt by the Company. The Investor shall harbor no claim towards the Founder personally and the Founder shall have no responsibility or liability whatsoever if the Company fails to repay the Investor's Loan provided by the Investor hereunder. The provisions of this Section 5 shall replace the provisions of Section 5 of the Fifth Addendum.

6. Following execution in full of the Investor's Loan and SHIR H.Y.E.R.'s Loan, and issuance of all shares to be issued to all parties mentioned herein, all in accordance with the terms of this Addendum, the holdings of the Company's share capital, on a fully diluted basis, shall be as listed in the "cap table" "Appendix B" hereto. 7. In addition to SHIR H.Y.E.R.'s previous investments in the Company, SHIR H.Y.E.R. hereby undertakes to provide a further loan to the Company up to the amount of $3,874 (three thousand, eight hundred and seventy-four dollars) (the "SHIR H.Y.E.R.'S LOAN") subject to and pursuant with the provisions hereof. SHIR H.Y.E.R.'s Loan is intended to be used by the Company to finance the operations of the Company, and shall be used consistent with a budget to be prepared by the Company in conjunction with SHIR H.Y.E.R.'s representative (notwithstanding the foregoing, the Company shall have the overriding right to supervise and oversee the allocation of the SHIR H.Y.E.R.'s Loan funds, to have access thereto, and to determine how they shall be expended, including, inter alia, to determine that a portion of the funds be utilized for different Company requirements, such as travel expenditures, etc., subject to SHIR H.Y.E.R.'s approval at all times).

 SHIR H.Y.E.R. will convey the SHIR H.Y.E.R.'s Loan to the Company not later than by August 30,2002. 8. The Company shall issue SHIR H.Y.E.R.'s a total of 6,570 Preferred Company Shares at their nominal value (NIS 0.1) (CONSEQUENT TO WHICH, UPON COMPLETION OF ALL THE SHARE ISSUANCES CONTEMPLATED IN THIS ADDENDUM. THE HOLDINGS OF SHIR H.Y.E.R.. IN THE COMPANY SHALL COMPRISE 3.56% OF THE OUTSTANDING SHARE CAPITAL OF THE COMPANY, ON A FULLY DILUTED BASIS), which shall be issued thereto forthwith upon the execution of SHIR H.Y.E.R.'s Loan.

9. In addition to the foregoing, SHIR H.Y.E.R. shall likewise be entitled to receive the following: Subject to any taxes and mandatory payments imposed on the Company (such as royalties due to the Israeli chief scientist), 25% of all amounts, in excess of an initial sum of U.S. $100,000 which is to remain in the Company, up to a total amount equaling the sums of the loans actually extended by SHIR H.Y.E.R.'s under Addendum 4A and 5A signed between the Company and SHIR H.Y.E.R., and this Sixth Addendum, i.e. up to a possible total of U.S. $21,400, a sum comprised of the nominal sum of the actual total of the SHIR H.Y.E.R.'s Loan (i.e. up to a potential total of U.S. $3,874) plus the nominal sums of the loans actually granted to the Company pursuant to Addendum 4A (i.e. U.S.$15,000) and Addendum 5A (i.e. U.S. $2,526), all such sums free of any interest and/or adjustment of any kind (the "SHIR H.Y.E.R.'S LOAN REPAYMENT"). All such sums accrued on account of SHIR H.Y.E.R.'s Loan Repayment shall be transferred to SHIR H.Y.E.R. immediately (within fourteen (14) working days) upon their actual receipt by the Company. SHIR H.Y.E.R. shall harbor no claim towards the Founder personally and the Founder shall have no responsibility or liability whatsoever if the Company fails to repay SHIR H.Y.E.R.'s Loan provided by SHIR H.Y.E.R. hereunder. The provisions of this Section 9 shall replace the provisions of Section 5 of Addendum 5A.

10. In the event that at any time prior to the full repayment of the above loans, the Company will not have sufficient funds to allow full repayment of both the Investor's Loan and SHIR H.Y.E.R.'s Loan in accordance with Sections 5 and 9 above, repayment will be made by the Company to both said lenders, out of the available amounts in excess of an initial sum of U.S. $100,000, pro rata to the Company's outstanding debt to each of them at such time.

 11. The Company and the Investor consider that the Founder should receive adequate compensation for his agreement to work for the company at this stage, and as such, his shareholding should not be materially diluted. As a precondition of its further financial support, the Investor has required, and the Company agrees that, the Founder is to receive a total of 45,010 Ordinary Company Shares at their nominal value (NIS 0.1) (CONSEQUENT TO WHICH, UPON COMPLETION OF ALL THE SHARE ISSUANCES CONTEMPLATED IN THIS ADDENDUM, THE HOLDINGS OF THE FOUNDER IN THE COMPANY SHALL COMPRISE 25.02% OF THE OUTSTANDING SHARE CAPITAL OF THE COMPANY, ON A FULLY DILUTED BASIS)" to be issued to the Founder following the execution of the Investor's Loan and SHIR H.Y.E.R.'s Loan. 12. The Company and the Investor consider that Dr. Sydney O'hara should receive adequate compensation for his agreement to consult for the company at this stage, and as such, the Company should accord him additional Company shares for his ongoing significant efforts and contributions to the Company. As a precondition of its further financial support, the Investor has required, and the Company agrees, that Dr. Sydney O'hara is to receive a total of 5,695 Ordinary Company Shares at their nominal value (NIS 0.1) (CONSEQUENT TO WHICH, UPON COMPLETION OF ALL THE SHARE ISSUANCES CONTEMPLATED IN THIS ADDENDUM, THE HOLDINGS OF DR. 0'HARA IN THE COMPANY SHALL COMPRISE 2.81% OF THE OUTSTANDING SHARE CAPITAL OF THE COMPANY, ON A FULLY DILUTED BASIS)" to be issued to Dr. Sydney O'hara following the execution of the Investor's Loan and SHIR H.Y.E.R.'s Loan. 13. The execution of this Addendum shall be subject to, inter alia, the approval of the Company's Board of Directors and Shareholders' Meeting. Subject to the provisions of this Addendum, the Agreement (including all Addendums thereto) shall remain unaltered.
 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written:

 /S/ ONN TAVOR_______                 /S/ A. B. SIITOM_________
 --------------------                 -------------------------
 ACTIVEPOINT LTD.                     TOPSCHUTTER HOLDING B.V.

 BY:  ONN TAVOR_____                  BY: A.B. SIITOM________
      --------------                      -------------------

 TITLE: CEO________                   TITLE:  AUTHORIZED SIGNATORY


 /S/ ONN TAVOR______                  ______________________
 -------------------
                                      SHIR H.Y.E.R. HOLDINGS LTD.

                                      BY:  ___________________

                                      TITLE: _________________






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